Exhibit 99.1

DATALINK REPORTS 2013 THIRD QUARTER AND NINE MONTH OPERATING

RESULTS

Third Quarter and Nine Month Revenues Up 33% and 23% Year-Over-Year, Respectively

EDEN PRAIRIE, Minn., October 22, 2013 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its third quarter and nine months that ended September 30, 2013.  Revenues for the quarter ended September 30, 2013, increased 33% to $139.6 million compared to $104.8 million for the quarter ended September 30, 2012.  Revenues for the nine months ended September 30, 2013, increased 23% to $421.3 million compared to $343.9 million for the nine months ended September 30, 2012.

The company’s results for the quarter and nine months ended September 30, 2013, include the results of operations from the acquisition of Strategic Technologies, Inc. (“StraTech”), which was completed on October 4, 2012.  The results for the third quarter of 2013 also reflect the partial impact of the additional 3.8 million common shares issued in connection with the follow-on stock offering which closed on August 14, 2013.  The dilution on GAAP and non-GAAP earnings from the additional shares outstanding on the 2013 third quarter and nine months was approximately $0.01 per share.

“Year over year, these numbers show substantial performance gains in every product and service category in our portfolio, reflecting the range of our product line as well as our ability to design, deploy, migrate and support new data center installations. Sequentially, unexpected product shortages and delivery issues with one of our top storage partners contributed to a 6% revenue decline that brought the third-quarter numbers in at the low end of our guidance, but those orders remain on the books and the revenues will be realized in the fourth quarter,” said Datalink President and CEO Paul Lidsky. “With those orders as well as newer sales in the pipeline, our end-of-quarter backlog is 46% higher this year than last, and that positions the company for a strong fourth quarter.”

GAAP Results

On a GAAP basis, the company reported net earnings of $828,000 or $0.04 per diluted share for the third quarter ended September 30, 2013.  This compares to net earnings of $1.9 million or $0.11 per diluted share in the third quarter of 2012.   For the nine months ended September 30, 2013, the company reported net earnings of $4.9 million or $0.26 per diluted share, compared to net earnings of $7.3 million, or $0.42 per diluted share, for the nine months ended September 30, 2012.  The decrease in net earnings is due to the amortization of intangible assets related to the acquisition of StraTech, gross margin declines, end-of-quarter delivery issues along with higher operating expenses associated with investments in our Advanced Services and network engineering talent to support our growing Cisco business.

Non-GAAP Results

Non-GAAP net earnings for the third quarter of 2013 were $2.6 million, or $0.13 per diluted share, compared to $2.8 million, or $0.16 per diluted share, in the third quarter of 2012.  For the nine months ended September 30, 2013, the company reported non-GAAP net earnings of $10.6 million, or $0.57 per diluted share, compared to $9.7 million, or $0.56 per diluted share, for the nine months ended September 30, 2012.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Third-quarter and year-to-date highlights include:

•                  Record third quarter and first nine month non-GAAP revenues.

•                  A 37% year-over-year increase in combined customer support and professional services revenues to a record $56.0 million in the third quarter of 2013.  That included a 64% increase in third-quarter professional services revenues compared to the same quarter in 2012.

•                  Expansion of the company’s OneCall Support services to include coverage for all Cisco products sold by Datalink, providing opportunities for incremental services revenue increases.

•                  Continued growth in customers who did over $1 million of business with the company to 21 for the third quarter of 2013 from 11 for the third quarter of 2012.

•                  Generated $16.9 million of cash from operations year to date, contributing to an end-of-quarter total of more than $70.4 million of cash and investments.

•                  A #37 ranking on Forbes’s 2013 Best Small Companies, based on return on equity, sales and earnings growth over the past year as well as growth over the past five years.

Outlook

Datalink projects revenues of $160.0 million to $170.0 million for the fourth quarter of 2013 compared to $147.3 million for the fourth quarter of 2012.  This represents an increase in expected revenues of between 9% and 15%, based on the company’s current backlog, sales pipeline, and historical trends.  The company expects fourth quarter 2013 net earnings to be between $0.15 and $0.21 per diluted share on a GAAP basis, and net earnings of between $0.24 and $0.30 per diluted share on a non-GAAP basis.  This compares to net earnings of $0.18 per diluted share and $0.31 per diluted share on a GAAP and non-GAAP basis, respectively, for the same period in 2012.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the StraTech acquisition to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.09 per diluted share for the fourth quarter of 2013.

Conference Call and Webcast Today

Datalink will hold a conference call at 4:00 p.m. Central Time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (866) 318-8618. Participants will be asked to identify the Datalink conference call and provide the designated identification number (77351429). A live Webcast of the conference call can be heard via Datalink’s website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including our internal projections of certain anticipated 2013 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2012, including, but not limited to: the level of continuing demand for data center solutions and services including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us; the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure; the extent to which customers deploy disk-based backup recovery solutions; the realization of the expected trends identified for advanced network infrastructures; reliance by manufacturers on their data service partners to integrate their specialized products; continued preferred status with certain principal suppliers; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; continued productivity of our sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; success of the implementation of our enterprise resource planning system; risks associated with integrating completed and future acquisitions; the ability to execute our acquisition strategy; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts:

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Media & Alliances:

Suzanne Gallagher

SVP of Marketing

Phone: 720-566-5110

Email: sgallagher@datalink.com

Investor Relations:

Kim Payne

Investor Relations Coordinator

Phone:  952-279-4794

Fax:      952-944-7869

Email:  einvestor@datalink.com

website: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net sales:
Products	$83,756	$64,052	$261,455	$221,586
Services	55,831	40,722	159,874	122,318
Total net sales	139,587	104,774	421,329	343,904

Cost of sales:
Cost of products	67,106	49,795	205,919	172,184
Cost of services	42,659	30,967	122,135	92,349
Total cost of sales	109,765	80,762	328,054	264,533
Gross profit	29,822	24,012	93,275	79,371
Operating expenses:
Sales and marketing	14,512	10,052	43,291	34,829
General and administrative	5,215	4,228	15,909	13,580
Engineering	7,158	5,755	20,282	16,704
Integration and transaction costs	7	103	80	123
Amortization of intangibles	1,757	619	5,580	1,857
Total operating expenses	28,649	20,757	85,142	67,093
Earnings from operations	1,173	3,255	8,133	12,278
Interest income (expense), net	(10)	13	(126)	1
Earnings before income taxes	1,163	3,268	8,007	12,279
Income tax expense	335	1,345	3,141	4,976
Net earnings	$828	$1,923	$4,866	$7,303

Earnings per common share:
Basic	$0.04	$0.11	$0.27	$0.43
Diluted	$0.04	$0.11	$0.26	$0.42
Weighted average common shares outstanding:
Basic	19,619	17,085	18,253	17,036
Diluted	20,120	17,585	18,624	17,465

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2013	2012
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$25,141	$10,315
Short term investments	45,288	—
Accounts receivable, net	90,923	144,072
Receivable due from seller of StraTech acquisition	4,243	4,243
Inventories, net	2,448	2,554
Current deferred customer support contract costs	84,477	87,052
Inventories shipped but not installed	8,925	8,784
Income tax receivable	1,650	2,430
Other current assets	595	852
Total current assets	263,690	260,302
Property and equipment, net	6,816	6,082
Goodwill	37,467	37,467
Finite-lived intangibles, net	15,180	20,760
Deferred customer support contract costs non-current	44,685	40,771
Deferred tax asset	4,297	4,471
Long term lease receivable	539	—
Other assets	495	455
Total assets	$373,169	$370,308

Liabilities and Stockholders’ Equity
Current liabilities
Line of credit	$—	$6,000
Floor plan line of credit	12,253	—
Accounts payable	32,852	83,880
Accrued commissions	3,331	8,531
Accrued sales and use tax	1,998	3,489
Accrued expenses, other	6,661	6,027
Current deferred taxes	9,113	9,034
Customer deposits	5,266	3,645
Current deferred revenue from customer support contracts	104,674	105,167
Other current liabilities	179	157
Total current liabilities	176,327	225,930
Deferred revenue from customer support contracts non-current	53,928	48,167
Other liabilities non-current	698	828
Total liabilities	230,953	274,925

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 22,695,083 and 18,726,723 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	23	19
Additional paid-in capital	112,838	70,875
Retained earnings	29,355	24,489
Total stockholders’ equity	142,216	95,383
Total liabilities and stockholders’ equity	$373,169	$370,308

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Earnings from operations on a GAAP basis	$1,173	$3,255	$8,133	$12,278
GAAP operating margin	0.8%	3.1%	1.9%	3.6%

Non-GAAP Adjustments:
Purchase accounting adjustment to StraTech deferred revenue and cost, net	176	6	985	26
Total gross margin adjustments	176	6	985	26

Stock based compensation expense included in sales and marketing	337	171	943	543
Stock based compensation expense included in general and administrative	448	421	1,276	1,129
Stock based compensation expense included in engineering	339	134	699	369
Integration and transaction costs	7	103	80	123
Amortization of intangible assets	1,757	619	5,580	1,857
Total operating expense adjustments	2,888	1,448	8,578	4,021

Non-GAAP earnings from operations	4,237	4,709	17,696	16,325
Non-GAAP operating margin	3.0%	4.5%	4.2%	4.7%

Interest income (expense), net	(10)	13	(126)	1
Income tax expense impact including Non-GAAP items	1,670	1,917	6,940	6,628

Non-GAAP net earnings	$2,557	$2,805	$10,630	$9,698

Non-GAAP net earnings per share - Basic	$0.13	$0.16	$0.58	$0.57
Non-GAAP net earnings per share - Diluted	$0.13	$0.16	$0.57	$0.56

Shares used in non-GAAP per share calculation - Basic	19,619	17,085	18,253	17,036
Shares used in non-GAAP per share calculation - Diluted	20,120	17,585	18,624	17,465

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2013	2012

Cash flows from operating activities:
Net earnings	$4,866	$7,303
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Change in fair value of trading securities	(54)	0
Benefit for bad debts	(103)	(35)
Depreciation	1,527	1,201
Amortization of finite lived intangibles	5,580	1,857
Deferred income taxes	253	(32)
Stock based compensation expense	2,918	2,041
Changes in operating assets and liabilities:
Accounts receivable, net	52,715	32,703
Inventories	(35)	3,741
Deferred costs/revenues/customer deposits, net	5,553	1,337
Accounts payable	(51,028)	(36,476)
Accrued expenses	(6,058)	(1,781)
Income tax payable (receivable)	780	(3,152)
Other	(8)	1,352
Net cash provided by operating activities	16,906	10,059

Cash flows from investing activities:
Purchases of trading securities, net	(45,234)	—
Maturities of investments	—	1,192
Sales of investments	—	2,294
Purchases of property and equipment	(2,261)	(3,493)
Net cash used in investing activities	(47,495)	(7)

Cash flows from financing activities:
Net payments under line of credit	(6,000)	—
Proceeds from floorplan line of credit	12,253	—
Proceeds from stock offering	39,021	—
Excess tax from stock compensation	393	557
Proceeds from issuance of common stock from option exercise	252	330
Tax withholding payments reimbursed by restricted stock	(504)	(730)
Net cash provided by financing activities	45,415	157

Increase in cash and cash equivalents	14,826	10,209
Cash, beginning of period	10,315	18,947
Cash, end of period	$25,141	$29,156

Supplemental cash flow information:
Cash paid for income taxes	$1,715	$7,604
Cash paid for interest expense	$115	$—